Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

First Quarter 2021 Results

_______________________________________

Maintains 2021 Disposition Guidance

Anticipates Aggregate Gross Proceeds of Approximately $350 Million to $450 Million

Sale Proceeds to be Primarily Used for Repayment of Debt

FSP Remains Committed to its Sunbelt and Mountain West Market Focus

_______________________________________

Wakefield, MA—May 4, 2021—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the first quarter ended March 31, 2021.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the second quarter of 2021 begins, FSP remains focused on two primary objectives for full year 2021: leasing progress and debt reduction.  From a leasing perspective, we are beginning to see increasing exploratory activity by prospective tenants at our properties.  We believe that this increasing exploratory activity is due, at least in part, to increased access to COVID-19 therapeutics and vaccines. From a debt reduction perspective, we are actively working on the potential sale of select properties that we believe have met their near-term value objectives and where such value may not be accurately reflected in our share price.  We are reaffirming our previously announced 2021 disposition guidance to be in the range of $350 million to $450 million in aggregate gross proceeds.  Disposition proceeds are intended to be used primarily for debt reduction.  We believe that leasing progress along with significant debt reduction will provide greater financial flexibility and position the Company for stronger shareholder returns.

At this time, due primarily to uncertainty surrounding the timing and amount of proceeds from property dispositions, we are continuing suspension of Net Income and FFO guidance.

FSP remains committed to its sunbelt and mountain-west office focus that emphasizes markets/properties with compelling long-term population and employment growth potential. We continue to look forward to 2021 with anticipation and optimism.”

Financial Highlights

●	GAAP Net loss was $6.5 million, or $0.06 for the first quarter ended March 31, 2021.
●	Funds From Operations (FFO) was $18.0 million, or $0.17 per basic and diluted share, for the first quarter ended March 31, 2021.
●	Adjusted Funds From Operations (AFFO) was $0.04 per basic and diluted share for the first quarter ended March 31, 2021.
●	We have $576.6 million of liquidity as of March 31, 2021, consisting of $4.1 million of cash and $572.5 million available on our revolving line of credit.
●	Our debt is entirely unsecured and we have no scheduled debt maturities until November 30, 2021.

Investment Update

●	Actively working on the potential sale of select properties that we believe have met their near-term value objectives and where such value may not be accurately reflected in our share price.

●	Reaffirming 2021 disposition guidance to be in the range of $350 to $450 million in aggregate gross proceeds. Disposition proceeds intended to be used primarily for debt reduction.
●	Potential disposition properties include: One and Two River Crossing in Indianapolis, Indiana; Timberlake Corporate Center in Chesterfield, Missouri; Meadow Point in Chantilly, Virginia; Innsbrook Corporate Center in Glen Allen, Virginia; Loudoun Technology Center in Dulles, Virginia; One and Two Ravinia Drive in Atlanta, Georgia; and One Overton Park in Atlanta, Georgia.

COVID-19 Pandemic Update

FSP remains committed to the health and safety of its employees, tenants, vendors and visitors and will continue to implement recommended guidelines for social distancing and other safety protocols at our properties and corporate headquarters.

●	We collected in excess of 99% of rental receipts due for the first quarter of 2021 and approximately 99% of rental receipts due for the year ended December 31, 2020. Due to the high level of uncertainty related to the COVID-19 pandemic, we are unable to predict the level of rental receipts in future months.
●	During the COVID-19 pandemic, we have received rent relief requests from some of our tenants. The majority of these requests for relief have been in the form of potential rent deferrals for varying lengths of time. For the first quarter of 2021, the impact of rent deferrals and write-offs was not material. We will continue to review each request for rent relief on a case by case basis. Where prudent, we may grant deferrals and, in some instances, seek extended lease terms. We are unable to predict the outcomes of these ongoing negotiations, the amount of the rent relief packages, if any, and ultimate recovery of any deferred amounts.

Leasing Update

●	As the delays caused by the pandemic during the past twelve months have begun to reverse course, we are encouraged by a more robust pipeline of potential new tenants. We are currently tracking over 800,000 square feet of new prospective tenants, of which approximately 600,000 square feet represents potential net absorption over the next six to twelve months.
●	During the quarter ended March 31, 2021, we leased approximately 377,000 square feet, of which approximately 370,000 square feet was with existing tenants. During the year ended December 31, 2020, we leased approximately 1,130,000 square feet, of which approximately 762,000 square feet was with existing tenants.
●	Our directly owned real estate portfolio of 34 owned properties (including one redevelopment property) totaling approximately 9.7 million square feet, was approximately 81.0% leased as of March 31, 2021, compared to approximately 83.8% leased as of December 31, 2020.
●	During the quarter ended March 31, 2021, we entered into a lease amendment with existing tenant CITGO Petroleum Corporation at our Eldridge Green property in Houston, Texas. The amendment extends the primary term of CITGO’s approximately 250,000 square foot headquarters lease by approximately 11 years, from February 28, 2022 to March 31, 2033.
●	Lease expirations for the remainder of 2021 are approximately 477,000 square feet, representing approximately 4.9% of our owned portfolio.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the three months ended March 31, 2021 was $28.46, or 1.7% lower than average rents in the respective properties as applicable compared to the year ended December 31, 2020. The average lease term on leases in the three months ended March 31, 2021, was 9.3 years compared to 8.3 years for the full year of 2020. Overall the portfolio weighted average rent per occupied square foot was $29.89 as of March 31, 2021 compared to $29.60 as of December 31, 2020.

Dividend Update

On April 2, 2021, the Company announced that its Board of Directors declared a regular quarterly cash dividend for the three months ended March 31, 2021 of $0.09 per share of common stock that will be paid on May 7, 2021 to stockholders of record on April 16, 2021.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2021 Net Income, FFO and Disposition Guidance

At this time, due primarily to uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income and FFO guidance.  However, we are maintaining our previously announced disposition guidance for full-year 2021, as we execute on our strategy to dispose of certain properties that we believe have met their near-term value objectives and where such value may not be accurately reflected in our share price. Anticipated dispositions in 2021 are estimated to result in aggregate gross proceeds in the range of approximately $350 million to $450 million.  We intend to use the proceeds of any such dispositions primarily for the repayment of debt under our revolving line of credit and term loan facilities, any special distributions required to meet REIT requirements, and general corporate purposes.  This guidance reflects our current expectations of economic and market conditions and is subject to change.  We will update our disposition guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of March 31, 2021.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for May 5, 2021 at 11:00 a.m. (ET) to discuss the first quarter 2021 results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as our ability to lease space in the future, expectations for dispositions and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the COVID-19 pandemic and other potential infectious disease outbreaks and terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, uncertainty relating to the completion and timing of the disposition of properties under agreement, any inability to dispose of other properties on acceptable terms and any delays in the timing of any such anticipated dispositions, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2021	2020

Revenue:
Rental	$58,623	$62,567
Related party revenue:
Management fees and interest income from loans	410	403
Other	6	13
Total revenue	59,039	62,983

Expenses:
Real estate operating expenses	15,939	17,298
Real estate taxes and insurance	12,366	11,762
Depreciation and amortization	24,381	22,338
General and administrative	4,146	3,525
Interest	8,600	9,063
Total expenses	65,432	63,986

Gain on sale of property	—	—
Loss before taxes	(6,393)	(1,003)
Tax expense	67	68
Net loss	$(6,460)	$(1,071)

Weighted average number of shares outstanding, basic and diluted	107,328	107,269

Net loss per share, basic and diluted	$(0.06)	$(0.01)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2021	2020
Assets:
Real estate assets:
Land	$189,155	$189,155
Buildings and improvements	1,954,838	1,938,629
Fixtures and equipment	13,308	12,949
	2,157,301	2,140,733
Less accumulated depreciation	555,688	538,717
Real estate assets, net	1,601,613	1,602,016
Acquired real estate leases, less accumulated amortization of $53,670 and $55,447, respectively	25,836	28,206
Cash, cash equivalents and restricted cash	4,113	4,150
Tenant rent receivables	4,337	7,656
Straight-line rent receivable	69,743	67,789
Prepaid expenses and other assets	5,873	5,752
Related party mortgage loan receivables	21,000	21,000
Office computers and furniture, net of accumulated depreciation of $1,459 and $1,443, respectively	147	163
Deferred leasing commissions, net of accumulated amortization of $26,384 and $30,411, respectively	56,771	56,452
Total assets	$1,789,433	$1,793,184

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$27,500	$3,500
Term loans payable, less unamortized financing costs of $2,332 and $2,677, respectively	717,668	717,323
Series A & Series B Senior Notes, less unamortized financing costs of $781 and $822, respectively	199,219	199,178
Accounts payable and accrued expenses	63,456	72,058
Accrued compensation	1,390	3,918
Tenant security deposits	8,041	8,677
Lease liability	1,444	1,536
Other liabilities: derivative liabilities	13,698	17,311
Acquired unfavorable real estate leases, less accumulated amortization of $3,959 and $4,031, respectively	1,433	1,592
Total liabilities	1,033,849	1,025,093

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,328,199 and 107,328,199 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,357,131	1,357,131
Accumulated other comprehensive loss	(13,698)	(17,311)
Accumulated distributions in excess of accumulated earnings	(587,860)	(571,740)
Total stockholders’ equity	755,584	768,091
Total liabilities and stockholders’ equity	$1,789,433	$1,793,184

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(6,460)	$(1,071)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	25,088	23,086
Amortization of above and below market leases	(32)	(73)
Decrease in allowance for doubtful accounts and write-off of accounts receivable	—	(13)
Changes in operating assets and liabilities:
Tenant rent receivables	3,319	255
Straight-line rents	(1,904)	(966)
Lease acquisition costs	(50)	(470)
Prepaid expenses and other assets	(532)	(644)
Accounts payable and accrued expenses	(9,564)	(8,215)
Accrued compensation	(2,528)	(2,065)
Tenant security deposits	(636)	269
Payment of deferred leasing commissions	(5,056)	(2,892)
Net cash provided by operating activities	1,645	7,201
Cash flows from investing activities:
Property improvements, fixtures and equipment	(16,022)	(20,054)
Net cash used in investing activities	(16,022)	(20,054)
Cash flows from financing activities:
Distributions to stockholders	(9,660)	(9,654)
Borrowings under bank note payable	36,500	35,000
Repayments of bank note payable	(12,500)	(5,000)
Net cash provided by financing activities	14,340	20,346
Net increase (decrease) in cash, cash equivalents and restricted cash	(37)	7,493
Cash, cash equivalents and restricted cash, beginning of year	4,150	9,790
Cash, cash equivalents and restricted cash, end of period	$4,113	$17,283

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2021	476,748	4.9%
2022	850,092	8.8%
2023	454,431	4.7%
2024	857,738	8.9%
2025	855,745	8.9%
Thereafter (2)	6,165,525	63.8%
	9,660,279	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,725,009 square feet of vacancies at our operating properties and 111,469 square feet of vacancies at our redevelopment properties as of March 31, 2021. We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

(dollars & square feet in 000's)	As of March 31, 2021 (a)
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$548,881	34.3%	2,624	27.2%
Texas	9	338,980	21.1%	2,420	25.0%
Georgia	5	324,932	20.3%	1,967	20.4%
Minnesota	3	120,842	7.5%	757	7.8%
Virginia	4	84,699	5.3%	685	7.1%
North Carolina	1	7,696	0.5%	64	0.7%
Missouri	2	42,555	2.7%	352	3.6%
Illinois	2	45,817	2.9%	372	3.9%
Florida	1	57,535	3.6%	213	2.2%
Indiana	1	29,676	1.8%	206	2.1%
Total	34	$1,601,613	100.0%	9,660	100.0%

(a)	Includes investment in our redevelopment properties. We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

(in thousands)	For the Three Months Ended
31-Mar-21
Tenant improvements	$4,491
Deferred leasing costs	2,597
Non-investment capex	5,336
$12,424

	For the Three Months Ended				Year Ended
	31-Mar-20	30-Jun-20	30-Sep-20	31-Dec-20	31-Dec-20
Tenant improvements	$10,716	$13,531	$8,022	$837	$33,106
Deferred leasing costs	2,730	603	2,033	7,432	12,798
Non-investment capex	4,527	6,581	6,373	6,105	23,586
	$17,973	$20,715	$16,428	$14,374	$69,490

Square foot & leased percentages	March 31,	December 31,
	2021	2020
Operating Properties:
Number of properties	33	32
Square feet	9,548,810	9,331,489
Leased percentage	81.9%	85.0%

Redevelopment Properties (a):
Number of properties	1	2
Square feet	111,469	324,651
Leased percentage	0.0%	48.0%

Total Owned Properties:
Number of properties	34	34
Square feet	9,660,279	9,656,140
Leased percentage	81.0%	83.8%

Managed Properties - Single Asset REITs (SARs):
Number of properties	2	2
Square feet	348,545	348,545

Total Operating, Redevelopment and Managed Properties:
Number of properties	36	36
Square feet	10,008,824	10,004,685

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Fourth		First
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Dec-20	Leased (2)	31-Mar-21	Leased (2)

1	FOREST PARK	Charlotte, NC	64,198	78.4%	78.4%	78.4%	78.4%
2	MEADOW POINT	Chantilly, VA	138,537	91.1%	77.2%	91.1%	91.1%
3	TIMBERLAKE	Chesterfield, MO	234,496	100.0%	97.1%	100.0%	100.0%
4	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	94.5%	100.0%	100.0%
5	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
6	PARK TEN	Houston, TX	157,460	71.7%	71.7%	71.7%	71.7%
7	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	95.0%	95.0%
8	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
9	ADDISON	Addison, TX	289,325	83.7%	83.7%	83.7%	83.7%
10	COLLINS CROSSING	Richardson, TX	300,887	83.5%	83.5%	84.4%	83.8%
11	INNSBROOK	Glen Allen, VA	298,183	57.2%	57.2%	57.2%	57.2%
12	RIVER CROSSING	Indianapolis, IN	205,729	100.0%	100.0%	100.0%	100.0%
13	LIBERTY PLAZA	Addison, TX	216,952	74.1%	74.1%	74.1%	74.1%
14	380 INTERLOCKEN	Broomfield, CO	240,359	76.0%	74.1%	76.0%	76.0%
15	390 INTERLOCKEN	Broomfield, CO	241,512	99.4%	99.4%	99.4%	99.4%
16	BLUE LAGOON	Miami, FL	213,182	73.1%	73.1%	73.1%	73.1%
17	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
18	ONE OVERTON PARK	Atlanta, GA	387,267	95.6%	94.3%	95.5%	95.6%
19	LOUDOUN TECH	Dulles, VA	136,658	98.9%	98.9%	98.9%	98.9%
20	4807 STONECROFT (3)	Chantilly, VA	111,469	0.0%	0.0%	0.0%	0.0%
21	121 SOUTH EIGHTH ST	Minneapolis, MN	297,209	92.6%	92.6%	92.0%	92.2%
22	801 MARQUETTE AVE	Minneapolis, MN	129,821	91.8%	91.8%	91.8%	91.8%
23	LEGACY TENNYSON CTR	Plano, TX	207,049	100.0%	100.0%	41.1%	60.7%
24	ONE LEGACY	Plano, TX	214,110	56.4%	56.4%	56.4%	56.4%
25	909 DAVIS	Evanston, IL	195,098	93.3%	93.3%	93.3%	93.3%
26	ONE RAVINIA DRIVE	Atlanta, GA	386,602	89.0%	89.0%	80.8%	80.8%
27	TWO RAVINIA	Atlanta, GA	411,047	69.2%	69.2%	68.6%	68.7%
28	WESTCHASE I & II	Houston, TX	629,025	53.5%	54.4%	52.4%	52.4%
29	1999 BROADWAY	Denver, CO	680,255	81.8%	82.9%	67.2%	72.4%
30	999 PEACHTREE	Atlanta, GA	621,946	84.5%	84.5%	84.5%	84.5%
31	1001 17TH STREET	Denver, CO	655,420	96.0%	96.5%	96.0%	96.0%
32	PLAZA SEVEN	Minneapolis, MN	330,096	88.5%	90.4%	86.7%	87.3%
33	PERSHING PLAZA	Atlanta, GA	160,145	98.9%	98.9%	98.9%	98.9%
34	600 17TH STREET	Denver, CO	610,730	88.0%	88.0%	87.5%	87.7%
	OWNED PORTFOLIO		9,660,279	83.8%	83.9%	81.0%	81.8%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of March 31, 2021

			% of
	Tenant	Sq Ft	Portfolio
1	Centene Management Company, LLC	317,101	3.3%
2	CITGO Petroleum Corporation	248,399	2.6%
3	Ovintiv USA Inc.	234,495	2.4%
4	Eversheds Sutherland (US) LLP	179,868	1.9%
5	EOG Resources, Inc.	169,167	1.7%
6	US Government	168,573	1.7%
7	The Vail Corporation	164,636	1.7%
8	Lennar Homes, LLC	155,808	1.6%
9	T-Mobile South, LLC dba T-Mobile	151,792	1.6%
10	Citicorp Credit Services, Inc	146,260	1.5%
11	Jones Day	140,342	1.5%
12	Kaiser Foundation Health Plan	120,979	1.3%
13	Argo Data Resource Corporation	114,200	1.2%
14	Giesecke & Devrient America	112,110	1.2%
15	Randstad General Partner (US)	111,952	1.2%
16	VMWare, Inc.	100,853	1.0%
17	Deluxe Corporation	98,922	1.0%
18	Ping Identity Corp.	89,856	0.9%
19	Common Grounds, LLC	76,984	0.8%
20	Somerset CPAs, P.C.	71,163	0.7%
	Total	2,973,460	30.8%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2021	2020
Net loss	$(6,460)	$(1,071)
Depreciation & amortization	24,349	22,265
NAREIT FFO	17,889	21,194
Lease Acquisition costs	116	98
Funds From Operations (FFO)	$18,005	$21,292

Funds From Operations (FFO)	$18,005	$21,292
Amortization of deferred financing costs	707	748
Straight-line rent	(1,904)	(966)
Tenant improvements	(4,491)	(10,716)
Leasing commissions	(2,597)	(2,730)
Non-investment capex	(5,336)	(4,527)
Adjusted Funds From Operations (AFFO)	$4,384	$3,101

Per Share Data
EPS	$(0.06)	$(0.01)
FFO	$0.17	$0.20
AFFO	$0.04	$0.03

Weighted average shares (basic and diluted)	107,328	107,269

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus the amortization of deferred financing costs, (5) plus the value of shares issued as compensation and (6) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude our redevelopment properties.  We also exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Mar-21	31-Dec-20	(Dec)	Change
Region
East	573	$949	$1,047	$(98)	(9.4)%
MidWest	1,557	5,378	5,292	86	1.6%
South	4,387	12,423	10,481	1,942	18.5%
West	2,624	10,369	11,006	(637)	(5.8)%
Property NOI* from Operating Properties	9,141	29,119	27,826	1,293	4.6%
Dispositions and Redevelopment Properties (a)	519	642	1,554	(912)	(3.3)%
NOI*	9,660	$29,761	$29,380	$381	1.3%

Sequential Same Store		$29,119	$27,826	$1,293	4.6%

Less Nonrecurring
Items in NOI* (b)		32	345	(313)	1.2%

Comparative
Sequential Same Store		$29,087	$27,481	$1,606	5.8%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	31-Mar-21	31-Dec-20
Net income (loss)	$(6,460)	$37,440
Add (deduct):
Gain on sale of property	—	(41,928)
Management fee income	(465)	(464)
Depreciation and amortization	24,381	21,899
Amortization of above/below market leases	(32)	(79)
General and administrative	4,146	3,838
Interest expense	8,600	9,030
Interest income	(394)	(391)
Non-property specific items, net	(15)	35

NOI*	$29,761	$29,380

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized. We also include properties that have been placed in service, but that do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.